Exhibit 99.1

Press Contact:
Barry Holt
203-517-3110
Barry.Holt@isg-one.com

Investor Contact:
David Berger
203-517-3104
David.Berger@isg-one.com

INFORMATION SERVICES GROUP ANNOUNCES

FOURTH-QUARTER AND FULL-YEAR 2013 FINANCIAL RESULTS

Record Fourth-Quarter Revenues of $53.4 million up 8%; Adjusted EBITDA of $5.2 million up 16%;

Full-Year Revenues of $211.0 million up 10%; Adjusted EBITDA of $22.6 million up 24%; Adjusted EPS of $0.27 up 48%;

Year-End Cash Balance of $35.1 million up $11.5 million versus the third quarter after debt repayment and share repurchases;

STAMFORD, Conn., March 6, 2014 — Information Services Group, Inc. (ISG) (NASDAQ: III), a leading technology insights, market intelligence and advisory services company, today announced financial results for the fourth quarter and year ended December 31, 2013.

“We finished a record year with a strong fourth-quarter performance, generating revenues of $53.4 million, up 8% over the prior year. The growth in the fourth quarter was driven by the third consecutive quarter of double-digit growth in Europe, up 22% in constant currency,” said Michael P. Connors, Chairman and Chief Executive Officer, ISG.  “We are pleased with our 10% full-year revenue growth, which, combined with substantial operating leverage, led to 24% adjusted EBITDA growth and 48% adjusted EPS growth. We achieved these results while more than doubling our cash flow generation and strengthening our balance sheet, evidence that our strategy to focus on a single mission—delivering Operational Excellence—is paying off.”

Fourth-Quarter 2013 Results

ISG reported record fourth-quarter revenues of $53.4 million, an increase of 8% on both a reported and constant currency basis, from $49.5 million in the fourth quarter of 2012.   Revenues were $21.3 million in Europe (up 22% from the same period in 2012), $27.1 million in the Americas (up 1%), and $5.1 million in Asia Pacific (down 5%), with growth rates in constant currency.

ISG reported operating income of $3.0 million for the fourth quarter of 2013.  This compares to operating income of $1.7 million in the fourth quarter of 2012.  Net income for the fourth quarter was $1.0 million.  Reported fully diluted earnings per share (EPS) were $0.03 per share compared with $0.00 per share for the same period in 2012.  Adjusted net income (a non-GAAP measure defined as net income plus amortization of intangible assets, non-cash stock compensation, gain on extinguishment of debt and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) for the fourth quarter was $2.1 million, up 22%, or $0.05 per share on a diluted basis, compared with an adjusted net income of $1.7 million, or $0.05 per share on a diluted basis, in the prior year’s fourth quarter.

Fourth-quarter 2013 adjusted earnings before interest, taxes, depreciation, foreign currency translation gains/losses, gain on extinguishment of debt, amortization and non-cash stock compensation (adjusted EBITDA, a non-GAAP measure) was $5.2 million, an increase of 16% on a reported basis (10% on a constant currency basis) from $4.5 million in the fourth quarter of 2012,.  The 2013 fourth-quarter results included a charge totaling $0.7 million for a performance-based liability tied to the STA Consulting earn-out that will be paid in the future.

Full-Year 2013 Results

ISG reported record full-year revenues of $211.0 million, an increase of 10% on a constant currency and reported basis from $192.7 million in 2012.  Revenues were $114.6 million in the Americas (up 9% from the same period in 2012) and $75.1 million in Europe (up 17%) offsetting a 10% decline in Asia Pacific to $21.3 million, with growth rates in constant currency.

Operating income for the full year was $11.7 million, a $5.1 million increase from operating income of $6.6 million in 2012.  Net income for the full year was $4.8 million.  Reported fully diluted EPS for the full year was $0.13, up from $0.02 in 2012.  ISG’s full-year 2013 adjusted net income totaled $10.5 million, an increase of $3.6 million from the prior year’s adjusted net income of $6.9 million.  Diluted adjusted EPS for the full year was $0.27, up 48% compared with $0.18 in 2012.

Full-year adjusted EBITDA was $22.6 million, up 24% (21% in constant currency) from $18.2 million in 2012.  The 2013 results included a charge totaling $1.3 million for a performance-based liability tied to the STA Consulting earn-out that will be paid in the future. The 2012 results included the release of a performance-based liability tied to the STA Consulting earn-out of $1.9 million.

Other Financial and Operating Highlights

ISG cash and cash equivalents totaled $35.1 million at December 31, 2013, an increase of $11.5 million from September 30, 2013.  The increase in cash balances from September 30, 2013 was principally attributable to an increase in net cash flows generated from operating activities, including strong cash collections.  Non-operating use of cash included $2.5 million in debt repayments, including the retirement of $1.7 million in convertible loan notes, 33% of outstanding balance at par, and $1.1 million in repurchases of stock.  For the full year of 2013, net cash provided by operating activities was $23.1 million versus $10.7 million in 2012.

“During 2013 we continued to de-leverage ISG, repaying $6.5 million in debt while repurchasing $4.1 million in ISG shares,” said Connors.  “We will continue to use our cash flow to return capital to shareholders, de-leverage our balance sheet and seek opportunistic acquisitions.”

2014 Full-Year Revenue and Adjusted EBITDA Guidance

“For 2014, we are initially targeting revenues between $215-$225 million and adjusted EBITDA between $23-$26 million,” said Michael Connors. “Unlike in prior years when revenues were equally weighted between halves, our growth will be weighted slightly to the back half of the year. The lower end of our guidance range assumes a longer transition to our new growth opportunities, while the upper end of our guidance assumes a minimal delay in the build-up to new assignments.”

Conference Call

ISG has scheduled a fourth quarter and full year results call at 9:00 a.m. Eastern Time, Friday, March 7, 2014, to discuss the Company’s financial results.  The call can be accessed by dialing 1-888-504-7963 or for international callers001-719-325-2454.  The access code is 5150111.

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About Information Services Group, Inc.

Information Services Group (ISG) (NASDAQ: III) is a leading technology insights, market intelligence and advisory services company, serving approximately 500 clients around the world to help them achieve operational excellence. ISG supports private and public sector organizations to transform and optimize their operational environments through research, benchmarking, consulting and managed services, with a focus on information technology, business process transformation, program management services and enterprise resource planning. Clients look to ISG for unique insights and innovative solutions for leveraging technology, the deepest data source in the industry, and more than five decades of experience of global leadership in information and advisory services. Based in Stamford, Conn., the company has more than 800 employees and operates in 21 countries.

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Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property and the intellectual property of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) financial condition of various clients in the financial, automotive and transportation sectors which account for significant portions of ISG’s revenues and may maintain sizable accounts receivables with ISG; and (14) ability to achieve cost reductions and productivity improvements in any future value creation plans. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP).  In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and twelve months ended December 31, 2013 and December 31, 2012.  ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information.  These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future.  ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus income taxes, net interest income/(expense), depreciation, foreign currency transaction gains/losses, gain on extinguishment of debt, amortization of intangible assets resulting from acquisitions and non-cash stock compensation and impairment charges for goodwill and intangible assets) and adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, gain on extinguishment of debt and non-cash impairment charges for goodwill and intangible assets on a tax adjusted basis) and selected financial data on a constant currency basis (using foreign currency exchange rates based on an average of daily spot rates from January 1, 2012 to August 31, 2012), which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations.  These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure.  Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP.

Information Services Group, Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Revenues	$53,440	$49,520	$210,982	$192,745
Operating expenses
Direct costs and expenses for advisors	31,518	29,757	123,985	114,429
Selling, general and administrative	17,062	15,857	67,823	62,909
Depreciation and amortization	1,873	2,220	7,473	8,857
Operating income	2,987	1,686	11,701	6,550
Interest income	5	8	20	45
Interest expense	(604)	(645)	(2,712)	(3,146)
Gain on extinguishment of debt	—	—	79	—
Foreign currency transaction loss	(27)	(140)	(45)	(209)

Income before taxes	2,361	909	9,043	3,240
Income tax provision	1,404	760	4,267	2,637
Net income	$957	$149	$4,776	$603

Weighted average shares outstanding:
Basic	37,071	36,191	36,810	36,205
Diluted	38,614	38,112	38,687	37,626

Earnings per share:
Basic	$0.03	$0.00	$0.13	$0.02
Diluted	$0.03	$0.00	$0.13	$0.02

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,		Years Ended December 31,
	2013	2012	2013	2012

Net income	$957	$149	$4,776	$603
Plus:
Interest expense (net of interest income)	599	637	2,692	3,101
Income taxes	1,404	760	4,267	2,637
Depreciation and amortization	1,873	2,220	7,473	8,857
Gain on extinguishment of debt	—	—	(79)	—
Foreign currency transaction	27	140	45	209
Non-cash stock compensation	367	606	3,385	2,797
Adjusted EBITDA	$5,227	$4,512	$22,559	$18,204

Net income	$957	$149	$4,776	$603
Plus:
Non-cash stock compensation	367	606	3,385	2,797
Intangible amortization	1,437	1,788	5,826	7,150
Gain on extinguishment of debt	—	—	(79)	—
Foreign currency transaction	27	140	45	209
Tax effect (1)	(696)	(963)	(3,487)	(3,859)
Adjusted net income	$2,092	$1,720	$10,466	$6,900

Weighted average shares outstanding:
Basic	37,071	36,191	36,810	36,205
Diluted	38,614	38,112	38,687	37,626

Adjusted earnings per share:
Basic	$0.06	$0.05	$0.28	$0.19
Diluted	$0.05	$0.05	$0.27	$0.18

(1) Marginal tax rate of 38.0% applied.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months Ended			Three Months Ended
	Three Months Ended	Constant currency	December 31, 2013	Three Months Ended	Constant currency	December 31, 2012
	December 31, 2013	impact (1)	Adjusted	December 31, 2012	impact (1)	Adjusted
Revenue	$53,440	$(482)	$52,958	$49,520	$(308)	$49,212
Operating income	$2,987	$(228)	$2,759	$1,686	$66	$1,752
Adjusted EBITDA	$5,227	$(204)	$5,023	$4,512	$62	$4,574

			Year Ended			Year Ended
	Year Ended	Constant currency	December 31, 2013	Year Ended	Constant currency	December 31, 2012
	December 31, 2013	impact (1)	Adjusted	December 31, 2012	impact (1)	Adjusted
Revenue	$210,982	$(326)	$210,656	$192,745	$(424)	$192,321
Operating income	$11,701	$(319)	$11,382	$6,550	$174	$6,724
Adjusted EBITDA	$22,559	$(295)	$22,264	$18,204	$170	$18,374

(1) Foreign currency rates based on an average FX rate from January 1, 2012  to August 31, 2012 used for constant currency translation.